UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) February 17, 2017

HUB GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-27754	36-4007085
(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Clearwater Drive

Oak Brook, Illinois 60523

(Address, including zip code, of principal executive offices)

(630) 271-3600

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 5.05 AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS.

On February 17, 2017, the Board of Directors of the Company amended the Code of Business Conduct and Ethics (the “Code”). The Code supersedes the previous version of the Code adopted by the Board in 2016.  The Code applies to all directors, officers and employees of the Company.

The Code includes revisions to (i) more fully describe the Company’s internal investigation process and (ii) outline the Company’s policies on customer and third party data privacy.  Specific changes include outlining the process once a complaint or report is received by the Company and a new section regarding the handling of customer and third party data.

The foregoing description of the Code is only a summary, does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Code filed as Exhibit 14.1 to this Current Report on Form 8-K and incorporated herein by reference. The Code will be posted on the corporate governance page of the Company’s web site at www.hubgroup.com. The changes to the Code did not result in any explicit or implicit waiver of any provision of the Code in effect prior to the changes.

Item 9.01        FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not Applicable.
(b)	Not Applicable.
(c)	Not Applicable.
(d)	A list of exhibits filed herewith is contained on the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUB GROUP, INC.

DATE: February 23, 2017	/s/ Terri A. Pizzuto
	By:	Terri A. Pizzuto
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.

14 Hub Group, Inc. Code of Business Conduct and Ethics